Exhibit 21.1

Subsidiaries of Clarios International Inc.

The following entities are subsidiaries of Clarios International Inc. as of the time of this offering

Entity Name	Jurisdiction of Organization
Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, Solely and exclusively as trustee of Trust F/4530	Mexico
Bohai Clarios Power Solutions Co., Ltd	China
Brookfield Panther GP LLC	Delaware
Clarios (Changxing) Power Solutions Co., Ltd.	China
Chongqing Bo Ao Clarios Power Solutions Co., Ltd.	China
Clarios (Chongqing) Power Solutions Co., Ltd.	China
Clarios (HK) Advanced Solutions Limited	Hong Kong
Clarios (Shanghai) Company Management Co., Ltd.	China
Clarios Advanced Solutions GmbH	Germany
Clarios Advanced Solutions LLC	Delaware
Clarios Andina S.A.S.	Colombia
Clarios Andina S.A.S. – Sucursal Perú	Peru
Clarios APS Production, LLC	Michigan
Clarios Arabian Holding Company LLC	Delaware
Clarios ARBL Holding LP	Ontario
Clarios Argentina S.R.L.	Argentina
Clarios Asia Holding LLC	Delaware
Clarios Asia Pacific Investment Holding ulc	Ireland
Clarios Australia Pty Ltd	Australia
Clarios Australia Pty Ltd - Rep. Office	United Arab Emirates
Clarios Austria Ges.m.b.H.	Austria
Clarios Austria Holding GmbH	Austria
Clarios Battery Technology (Shanghai) Co., Limited	China
Clarios BCD LLC	Delaware
Clarios Belgium BVBA	Belgium
Clarios Beteiligungs GmbH	Germany
Clarios Bohai (Binzhou) Power Solutions Co., Ltd	China
Clarios Brasil Serviços EIRELI	Brazil
Clarios Bulgaria EOOD	Bulgaria
Clarios Canada, Inc.	Canada
Clarios Cayman Ltd	Cayman Islands
Clarios Česká Lípa spol. s r.o.	Czech Republic
Clarios Colombia Holding LLC	Delaware
Clarios Components, LLC	Delaware

Entity Name	Jurisdiction of Organization
Clarios Czech spol. s r.o.	Czech Republic
Clarios del Pacifico S.A.S	Colombia
Clarios Delkor Corporation	Korea
Clarios Denmark ApS	Denmark
Clarios Energy Solutions Brasil Ltda.	Brazil
Clarios Enterprises S.R.L.	Romania
Clarios Europe Holding Co., Limited	Hong Kong
Clarios European Holding LLC	US
Clarios Finance GK	Japan
Clarios France SAS	France
Clarios Germany GmbH & Co. KG	Germany
Clarios Germany Holding GmbH	Germany
Clarios Global GP LLC	Delaware
Clarios Global LP	Ontario
Clarios Holding Andina SAS	Colombia
Clarios Hong Kong Limited	Hong Kong
Clarios Hungary Kft.	Hungary
Clarios Iberia P&D S.L	Spain
Clarios International LP	Ontario
Clarios Interstate Battery Holding LLC	Delaware
Clarios Investment, LLC	Delaware
Clarios Italia SRL	Italy
Clarios Japan GK	Japan
Clarios Luxembourg Austria Holding Sarl	Luxembourg
Clarios Malta Finance Ltd	Malta
Clarios Malta Holding Ltd	Malta
Clarios Management GmbH	Germany
Clarios Mexico Holding LLC	US
Clarios Mexico Management, S.A. de C.V. SOFOM E.N.R.	Mexico
Clarios Mexico Sales S de RL de CV	Mexico
Clarios Netherlands B.V.	Netherlands
Clarios Netherlands Global Holding B.V.	Netherlands
Clarios Netherlands Holding B.V.	Netherlands
Clarios Netherlands LATAM Holding B.V.	Netherlands
Clarios Netherlands Mexico Holding B.V.	Netherlands
Clarios New Energy Battery (Jiangsu) Co., Ltd.	China
Clarios Plastics Czech spol. s r.o.	Czech Republic
Clarios Plastics Germany GmbH	Germany
Clarios Plastics Spain S.L.	Spain
Clarios Poland Sp. z.o.o.	Poland

Entity Name	Jurisdiction of Organization
Clarios Recycling GmbH	Germany
Clarios Rus LLC	Russia
Clarios SA LLC	Delaware
Clarios Sales, d.o.o.	Slovenia
Clarios Sarreguemines SAS	France
Clarios Schweiz GmbH	Switzerland
Clarios Singapore Pte. Ltd.	Singapore
Clarios Slovakia spol sro	Slovakia
Clarios Sweden AB	Sweden
Clarios Technology and Recycling GmbH	Germany
Clarios Tolling GmbH & CO KG	Germany
Clarios UK Limited	United Kingdom
Clarios Ukraine LLC	Ukraine
Clarios US Finance Company, Inc.	Delaware
Clarios USA LLC	Delaware
Clarios VARTA Hannover GmbH	Germany
Clarios Zwickau GmbH & Co. KG	Germany
Clarios, LLC	Wisconsin
CPS Technology Holdings LLC	Delaware
Current Merger Sub 7 LLC	Delaware
Enertec Venezuela, S.R.L.	Venezuela
Finland Branch of Clarios Sweden AB	Finland
Henan Johnson Controls Power Solutions Co., Ltd.	China
JC New Energy Battery (Suzhou) Ltd	China
JC New Energy Battery (Tianjin) Limited	China
Johnson Controls Enterprises Mexico, S. de. R.L. de C.V.	Mexico
Karat Guc Sistemleri Sanayi ve Ticaret A.S.	Turkey
Panther A-Class Aggregator LP	Ontario
Panther A-Class LP	Ontario
Panther B-Class Aggregator LP	Ontario
Panther BCP V GP LLC	Delaware
Panther Brookfield Capital Partners V (Cdn II) GP LLC	Delaware
(Norway Branch of) Clarios Sweden AB	Norway
Russia Branch of Clarios Germany GmbH & Co. KGaA	Russia
Servicios Corporativos LTH Mexico, S. de R.L. de C.V.	Mexico
VB Autobatterie Hellas Commercial Company	Greece

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